Exhibit 99.B(d)(70)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Lee Munder Capital Group, LLC

As of July 21, 2009, as amended April 8, 2010

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Mid-Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Lee Munder Capital Group, LLC

By:	By:

/s/ David F. McCann	/s/ Kenneth L. Swan

Name:	Name:

David F. McCann	Kenneth L. Swan

Title:	Title:

Vice President	CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Lee Munder Capital Group, LLC

As of July 21, 2009, as amended April 8, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Value Fund
for Assets managed pursuant to the Russell 2000 Value mandate	X.XX	%
Small Cap Growth Fund
for Assets managed pursuant to the Russell 2000 Growth mandate	X.XX	%
Tax-Managed Small Cap Fund
for Assets managed pursuant to the Russell 2500 Value mandate	X.XX	%
Mid-Cap Fund
for Assets managed pursuant to the Russell Mid-Cap Value mandate	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Lee Munder Capital Group, LLC

By:	By:

/s/ David F. McCann	/s/ Kenneth L. Swan

Name:	Name:

David F. McCann	Kenneth L. Swan

Title:	Title:

Vice President	CEO